                                                                     EXHIBIT 3.1


                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 05/12/1999
                                                             991189611 - 3042094


                          CERTIFICATE OF INCORPORATION

                                       OF

                 SOUTHERN ENERGY NORTH AMERICA GENERATING, INC.


                                       I.

         The name of the corporation is Southern Energy North America Generating, Inc. (the "Corporation").


                                       II.

         The initial registered office of the Corporation in the State of Delaware shall be located at Delaware Corporate Management Services, Inc., 1403 Foulk Road, Suite 102, Wilmington, Delaware 19803. The initial registered agent of the Corporation at such address shall be William R. Bechstein.


                                      III.

         The purpose or purposes for which the Corporation is organized shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.


                                       IV.

         The Corporation shall be authorized to issue One Thousand (1,000) shares of One Dollar ($1.00) par value capital stock, all of which shall be designated "Common Stock." The shares of Common Stock shall have unlimited voting rights and shall be entitled to receive all of the net assets of the Corporation upon dissolution or liquidation.


                                       V.

         The affairs of the Corporation shall be managed by a Board of Directors and as otherwise provided in the Bylaws of the Corporation. The initial Board of Directors of the corporation shall consist of three (3) members, whose names and addresses are as follows:

   James J. Coppola, Jr., 900 Ashwood Parkway, Suite 500, Atlanta, Georgia 30338 William R. Bechstein, 1403 Foulk Road, Suite 102, Wilmington, Delaware 19803
   L. Terry Turner, 900 Ashwood Parkway, Suite 500, Atlanta, Georgia 30338


                                       VI.

         The Corporation shall have perpetual duration.


                                      VII.

         The Board of Directors of the Corporation shall have the power to adopt, amend and repeal the Bylaws of the Corporation.


                                      VIII.

         To the fullest extent that the General Corporation Law of Delaware, as it exists on the date hereof or as it may hereafter be amended, permits the limitation or elimination of the liability of directors, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of duty of care or other duty as a director. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.


                                       IX.

         The name and address of the Incorporator of the Corporation is D. Brendan Donovan, Esq., Troutman Sanders LLP, 600 Peachtree Street, N.E., Suite 5200, Atlanta, Georgia 30308-2216.



                                       _____________________________________
                                       D. Brendan Donovan, Incorporator

CERTIFICATE OF
CHANGE OF LOCATIONS
OF REGISTERED OFFICE
AND/OR REGISTER AGENT



o The Board of Directors of SOUTHERN ENERGY NORTH AMERICA GENERATING, INC., a Corporation of Delaware, on the 1st day of January A.D. 2000, do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is 1105 North Market, Suite 1300, in the City of Wilmington, County of New Castle Zip Code 19899.

o The name of the Registered Agent therein and in charge thereof upon whom process against this Corporation may be served, is Delaware Corporate Management, Inc., 1105 North Market Street, Suite 1300, Wilmington, DE 19899.

o SOUTHERN ENERGY NORTH AMERICA GENERATING, INC., a Corporation of Delaware, does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

o IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by its President and Attested by its Secretary, the 3rd day of March, A.D. 2000.

By:      /s/ William R. Bechstein          By:     William R. Bechstein
         ---------------------------               -------------------------
         Vice President

Attest:  /s/ Sam H. Dabbs, Jr.             Attest: Sam H. Dabbs, Jr.
         ---------------------------               -------------------------
         Assistant Secretary


STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 08:16 AM   03/23/2000
001146181 - 3042094

            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

                                       OF

                 SOUTHERN ENERGY NORTH AMERICA GENERATING, INC.


It is hereby certified that:


     1.   The name of the corporation (hereinafter called the "corporation") is:


                 Southern Energy North American Generating, Inc.


     2. The certificate of incorporation of the corporation (hereinafter called the "certificate") is hereby amended by striking out Article One thereof and by substituting in lieu of said Article the following new Article:


                "The name of the corporation (the "Corporation")
                       is Mirant Americas Generation, Inc.


     3. The name of the corporation that appears in the heading of the certificate shall be replaced with the new name of the corporation as stated in 2. above.


     4. The amendments herein certified have been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.




The effective time and date of the amendments herein certified shall be 5:00 p.m. on February 26, 2001.


Signed on February 22, 2001.



/s/ William R. Bechstein
---------------------------------------
William R. Bechstein, Vice President



STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:02 AM    02/23/2001
010091348 - 3042094